UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 River Street, 12th Floor, Hoboken, NJ 07030
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 18, 2024, The Hain Celestial Group, Inc. (the “Company”) announced that its Board of Directors has appointed Chad D. Marquardt as President, North America, effective March 25, 2024. Mr. Marquardt will be responsible for all aspects of the Company’s North America business.

Mr. Marquardt has served as Chief Customer Officer – Americas at Glanbia Performance Nutrition, a sports nutrition company, since April 2021. Prior to that, Mr. Marquardt was employed at Reckitt Benckiser, a hygiene, health and nutrition company, serving as Vice President Sales from January 2018 to April 2021 and as Vice President of Integration – NA/Europe from February 2017 to January 2018. Earlier in his career, Mr. Marquardt served in various brand, sales and marketing roles of increasing responsibility at Mead Johnson Nutrition from 2010 to 2017 and at Unilever from 1996 to 2010.

A copy of the press release announcing Mr. Marquardt’s appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated March 18, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy M. Meringolo
Name:	Kristy M. Meringolo
Title:	Chief Legal and Corporate Affairs Officer, Corporate Secretary